Registration No. 33-

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                         ________________

                             FORM S-8
                       REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933
                         ________________

                        VENTURE STORES, INC.
       (Exact name of registrant as specified in its charter)

          DELAWARE                               43-0914490
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)               Identification No.)

       2001 East Terra Lane
       O'Fallon, Missouri                             63366
(Address of principal executive offices)           (Zip Code)

       VENTURE STORES, INC. 1992 LONG TERM PERFORMANCE PLAN
                     (Full title of the plan)
                         ________________

                         Russell E. Solt
                     Executive Vice President
                       Venture Stores, Inc.
                       2001 East Terra Lane
                     O'Fallon, Missouri  63366
              (Name and address of agent for service)

Telephone number, including area code, of agent for service:
(314) 281-5500

                CALCULATION OF REGISTRATION FEE(1)
=================================================================
Title of   Amount      Proposed   Proposed maximum  Amount
Securities to be       Maximum    Aggregate         Of
to be      Registered  Offering   Offering          Registration
Registered             Price Per  Price(2)          Fee
                       Share(2)
- -----------------------------------------------------------------
Common      500,000     $7.75     $3,875,000        $1,337.00
Stock,      shares
$1.00 par
value(3)
=================================================================
(Footnotes on following page)

(1) Pursuant to Rule 429, the Prospectus with respect to this Registration Statement also constitutes the Prospectus with respect to Registration Statement No. 33-55910. The preceding "Calculation of Registration Fee" table reflects only the additional shares being registered hereunder and does not reflect the 915,000 shares which remain available for issuance under Registration Statement No. 33-55910 or the filing fee of $7,523.73 previously paid with such earlier Registration Statement with respect to such 915,000 shares.

(2) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon a price of $7.75 per share, being the average of the high and low prices per share as reported in the consolidated reporting system for May 28, 1996.

(3)  The shares of Common Stock registered hereunder include
Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of Registration Statement No. 33-55910 as filed with the Securities and Exchange Commission on December 17, 1992 are incorporated herein by reference.

Item 8. Exhibits.

     The following exhibits are filed herewith or incorporated herein by reference:

     4.1     Restated Certificate of Incorporation of the
             Company, filed as Exhibit 3.1 to the Company's
             Annual Report on Form 10-K for the fiscal year ended
             February 2, 1991, is incorporated herein by reference.

     4.2 Amended and Restated By-laws of the Company, filed as Exhibit 3.2 to the Company's Annual Report on
             Form 10-K for the fiscal year ended January 27, 1996, is incorporated herein by reference.

     4.3(a)  Rights Agreement between the Company and Boatmen's
             Trust Company, filed as Exhibit 4.1 to the Company's
             Annual Report on Form 10-K for the fiscal year ended
             February 2, 1991, is incorporated herein by reference.

     4.3(b) Assignment and Assumption Agreement between the Company, Boatmen's Trust Company and Mellon Securities Trust Company, filed as Exhibit 4.1(b) to the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1993, is incorporated herein by reference.

     4.3(c) Assignment and Assumption Agreement between the Company, Mellon Securities Trust Company and the Bank of New York, filed as Exhibit 4.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 1996, is incorporated herein by reference.

     4.4 Venture Stores, Inc. 1992 Long Term Performance Plan, as amended March 1, 1994 and as amended
             March 7, 1996, filed as Exhibit 10.7 to the
             Company's Annual Report on Form 10-K for the fiscal year ended January 27, 1996, is incorporated herein by reference.

     5 Opinion of Rick L. Matejka as to the legality of the securities to be registered.

     23.1    Consent of Arthur Andersen LLP

     23.2 Consent of Rick L. Matejka (set forth in Exhibit 5 hereto).

     24 Power of Attorney (set forth on signature page hereto).

                            SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of O'Fallon, State of Missouri, on May 30, 1996.

                                        VENTURE STORES, INC.

                                     By:/s/Robert N. Wildrick
                                        Robert N. Wildrick
                                        Chairman of the Board
                                        President and Chief
                                        Executive Officer

     We, the undersigned officers and directors of Venture Stores, Inc., hereby severally and individually constitute and appoint Robert N. Wildrick and Russell E. Solt, and each of them, the true and lawful attorneys and agents of each of us, with full power of substitution and resubstitution to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                TITLE                         DATE

/s/Robert N. Wildrick
Robert N. Wildrick       Chairman of the Board,   May 30, 1996
                         President and Chief
                         Executive Officer
                         (Principal Executive
                         Officer)

/s/James H. Ferstl
James H. Ferstl          Director                 May 30, 1996



/s/Eugene Caldwell
Eugene Caldwell          Senior Vice President-   May 30, 1996
                         Chief Financial Officer
                         (Principal Financial
                         Officer and Principal
                         Accounting Officer)


/s/Robert L. Berra
Robert L. Berra          Director                 May 30, 1996



/s/Timothy F. Finley
Timothy F. Finley        Director                 May 30, 1996



/s/H. Edwin Trusheim
H. Edwin Trusheim        Director                 May 30, 1996



/s/Lawrence J. Young
Lawrence J. Young        Director                 May 30, 1996

                           EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION

   4.1       Restated Certificate of Incorporation of the
             Company, filed as Exhibit 3.1 to the Company's
             Annual Report on Form 10-K for the fiscal year ended
             February 2, 1991, is incorporated herein by reference.

   4.2 Amended and Restated By-laws of the Company, filed as Exhibit 3.2 to the Company's Annual Report on
             Form 10-K for the fiscal year ended January 27, 1996, is incorporated herein by reference.

   4.3(a)    Rights Agreement between the Company and Boatmen's
             Trust Company, filed as Exhibit 4.1 to the Company's
             Annual Report on Form 10-K for the fiscal year ended
             February 2, 1991, is incorporated herein by reference.

   4.3(b) Assignment and Assumption Agreement between the Company, Boatmen's Trust Company and Mellon Securities Trust Company, filed as Exhibit 4.1(b) to the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1993, is incorporated herein by reference.

   4.3(c) Assignment and Assumption Agreement between the Company, Mellon Securities Trust Company and the Bank of New York, filed as Exhibit 4.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 1996, is incorporated herein by reference.

   4.4 Venture Stores, Inc. 1992 Long Term Performance Plan, as amended March 1, 1994 and as amended
             March 7, 1996, filed as Exhibit 10.7 to the
             Company's Annual Report on Form 10-K for the fiscal year ended January 27, 1996, is incorporated herein by reference.

   5 Opinion of Rick L. Matejka as to the legality of the securities to be registered.

   23.1      Consent of Arthur Andersen LLP

   23.2 Consent of Rick L. Matejka (set forth in Exhibit 5 hereto).

   24 Power of Attorney (set forth on signature page hereto).